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                                                                     EXHIBIT 8.1

                       [O'MELVENY & MYERS LLP LETTERHEAD]




July 18, 2003

Alaska Air Group, Inc.
19300 Pacific Highway South
Seattle, Washington 98188

      RE: CERTAIN U.S. INCOME TAX MATTERS AS TO THE SECURITIES TO BE REGISTERED UNDER REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

      We have acted as special tax counsel to Alaska Air Group, Inc., Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement") and its filing by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the $150,000,000 aggregate principal amount of the Company's Senior Convertible Notes Due March 21, 2023 (the "Notes").

      In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Prospectus which is part of the Registration Statement, (iii) the Purchase Agreement, dated March 21, 2003, by and between Merrill Lynch & Co., Merill Lynch , Pierce, Fenner & Smith Incorporated and each of the other Initial Purchasers named in Schedule I thereto, as the initial purchasers, and the Company (the "Purchase Agreement"), and (iv) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the representations made to us by representatives of the Company. For purposes of this opinion, we have assumed the validity and accuracy of the documents, certificates, records, statements, and representations referred to above

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such letter documents. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents and such documents constitute, or will constitute, valid and binding obligations of each party.
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Alaska Air Group, Inc., July 18, 2003 - Page 2

      We hereby confirm that the discussion set forth in the Registration Statement under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" is our opinion, subject to the limitations set forth therein and herein.

      This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulations S-K under the Securities Act. In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.

      This opinion is delivered to you solely for use in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement under the heading "LEGAL MATTERS." In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                             Respectfully submitted

                                             /s/ O'MELVENY & MYERS LLP